UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ACACIA DIVERSIFIED HOLDINGS, INC.

(Exact Name of Registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation or organization)

75-2095676

(I.R.S. Employer Identification No.)

13575 58th Street N. #138, Clearwater, Florida     33760

(Address of principal executive offices and Zip Code)

ACACIA DIVERSIFIED HOLDINGS, INC.

2018 STOCK GRANT AND OPTION PLAN

(Full Title of the Plan)

Danny R. Gibbs, Director

6501 Barclay Lane, Garland, Texas 75044; Tel.: (727) 678-4420

(Name, address and telephone number of agent for service)

Copies to:

Clifford J. Hunt, Esquire

Law Office of Clifford J. Hunt, P.A.

8200 Seminole Boulevard

Seminole, FL 33772

(727) 471-0444

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definition of "large accelerated filer," accelerated filer" "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller Reporting Company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock par value $.001 (4)	1,000,000	$0.50	$500,000.00	$62.25

(1)

Covers an aggregate of 1,000,000 shares of Common Stock that may be issued by Acacia Diversified Holdings, Inc. (the “Company”) under the Acacia Diversified Holdings, Inc. 2018 Stock Grant and Option Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover additional shares of Common Stock which may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transactions effected without consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457(g).

(3)

The Company previously paid a registration fee in the amount of $798.48 in connection with its filing of a registration statement on Form S-1 (File No. 333-219003), originally filed on June 27, 2017, which registration statement was withdrawn on November 13, 2017. Pursuant to Rule 457 (p) under the Securities Act, the Company hereby requests that the currently due filing fee be offset against the filing fee paid regarding File No. 333-219003.

(4)	Shares to be issued pursuant to the Acacia Diversified Holdings, Inc. 2018 Stock Grant and Option Plan.

EXPLANATORY NOTE

This Registration Statement is filed for the registration of 1,000,000 shares of common stock of Acacia Diversified Holdings, Inc. (the “Company”) for issuance pursuant to the Acacia Diversified Holdings, Inc. 2018 Stock Grant and Option Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

We hereby incorporate by reference into this registration statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

A. Our Annual Report on Form 10-K for the Year Ended December 31, 2018, as filed with the Commission on April 1, 2019;

B. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) since the end of the year covered by the Registrant’s annual report incorporated by reference herein pursuant to (A) above;

C. Our Quarterly Report on Form 10-Q for the period ended March 31, 2018, as filed with the Commission;

D. Our Quarterly Report on Form 10-Q for the period ended June 30, 2018, as filed with the Commission;

E. Our Quarterly Report on Form 10-Q for the period ended September 30, 2018, as filed with the Commission;

F. The description of our Common Stock, par value $.001 per share, set forth in our Registration Statement No. 33-97308-D filed on July 2, 1998, including any amendment or report filed for the purpose of updating such description; and

G. All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part of this Registration Statement from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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Item 5. Interests of Named Experts and Counsel

Our financial statements as of December 31, 2018, included in the Form 10-K for the period ended December 31, 2018, incorporated by reference herein, have been audited by KWCO, PC of Odessa, Texas, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

The validity of the securities offered by this registration statement will be passed upon for us by Law Office of Clifford J. Hunt, P.A. The law firm’s principal, Clifford J. Hunt, Esquire, is the beneficial owner of 65,000 shares of our common stock.

Item 6. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by Texas law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 8. Exhibits.

Exhibit Number and Description	Location Reference

(3.0)	Articles of Incorporation
	(3.1)	Restated Articles of Incorporation, as amended filed with Registration Statement	See Exhibit Key
	(3.2)	Amended and Restated Articles of Incorporation	See Exhibit Key
	(3.3)	Bylaws filed with Registration Statement	See Exhibit Key
	(3.4)	Amended and Restated Bylaws	See Exhibit Key

(4.1)	Acacia Diversified Holdings, Inc. 2018 Stock Grant and Option Plan		See Exhibit Key
(5.1)	Opinion Of Law Office of Clifford J. Hunt, P.A.		Filed herewith
(10.1)	Consulting Agreement with Brehnen Knight, dated February 12, 2018		See Exhibit Key
(23.1)	Consent of Independent Registered Public Accounting Firm		Filed herewith
(23.2)	Consent of Law Office of Clifford J. Hunt, P.A. (included in Exhibit 5.1)		Filed herewith

Exhibit Key

3.1 Incorporated by reference herein from the Company’s Registration Statement No. 33-97308-D filed on July 2, 1998.

3.2 Incorporated by reference herein from the Company’s Form 8-K filed on July 16, 2015.

3.3 Incorporated by reference herein from the Company’s Registration Statement No. 33-97308-D filed on July 2, 1998.

3.4 Incorporated by reference herein from the Company’s Form 8-K filed on July 16, 2015.

4.1 Incorporated by reference herein from the Company’s Form S-8 Registration Statement filed on February 26, 2018.

10.1 Incorporated by reference herein from the Company’s Form S-8 Registration Statement filed on February 26, 2018.

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Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, That

(A) paragraphs (a)(1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Clearwater, State of Florida on May 7, 2019.

ACACIA DIVERSIFIED HOLDINGS, INC.

Date: May 7, 2019	/s/ Richard K. Pertile
RICHARD K. PERTILE,
Chief Executive Officer
Principal Executive Officer
Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard K. Pertile, or his substitute, as his or her true and lawful attorney-in-fact and agent, with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorney and agent, determines may be necessary or advisable or required to enable the Company to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement on Form S-8. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement on Form S-8, to any and all amendments, and supplements to this Registration Statement on Form S-8 and to any and all instruments, documents or exhibits filed as part of or in conjunction with this Registration Statement on Form S-8, or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorney and agent, or his substitute, shall lawfully do or cause to be done by virtue hereof. In witness whereof, each of the undersigned has executed this Power of Attorney as of the dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on the 7th day of May 2019.

Date:	May 7, 2019	By:/s/ Richard K. Pertile
Richard K. Pertile,
Chief Executive Officer
Principal Executive Officer
Principal Accounting Officer, Director

	May 7, 2019	By: /s/ Neil B. Gholson
Neil B. Gholson,
Director

	May 7, 2019	By: /s/ Gary J. Roberts, Jr.
Gary J. Roberts, Jr.,
Director

	May 7, 2019	By: /s/ Danny R. Gibbs
Danny R. Gibbs,
Director

	May 7, 2019	By: /s/ Richard L. Paula, Jr.
Dr. Richard L. Paula, Jr.,
Director

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